NEWS RELEASE



For further information, please contact:
Bruce Moroney
CFO/ Executive Vice President
484-359-3153                                               FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

                            DNB Financial Corporation
                    Announces Fourth Quarter and Annual 2004
                                    Earnings

(January 28, 2005 -- Downingtown, PA) DNB Financial Corporation ("DNB"), parent of DNB First, National Association (the "Bank"), today reported results for the fourth quarter and year-to-date earnings for its fiscal year ending December 31, 2004.

Highlights include:
  o    Strong growth in annual operating earnings
  o    Solid loan growth - up 14.3% in 2004
  o    Steady growth in deposits - up 10.5% in 2004
  o    Non-Performing Assets - down 86% during 2004
  o    Changes in key management positions

Earnings

DNB's fourth quarter and annual results were impacted by two after-tax current quarter charges to earnings. The first of these events relates to a previously disclosed $250,000 charge taken in connection with the retirement of DNB's former President and Chief Executive Officer. The second relates to a $2.3 million other-than-temporary impairment charge taken on Government Agency Securities as discussed below. As a result of these two current quarter charges, DNB reported a fourth quarter loss totaling ($1.8) million or ($0.91) per share on a diluted basis, compared to a profit of $583,000 or $0.29 diluted earnings per share in the fourth quarter of 2003. Year-to-date results totaled $298,000 or $0.15 per share on a diluted basis, compared to $1.4 million or $0.69 diluted earnings per share in 2003. DNB's operating earnings remained strong during the fourth quarter at $730,000 or $0.37 diluted earnings per share. Annual operating earnings were the second highest in DNB's 145 year history totaling $2.8 million or $1.41 diluted earnings per share.

Operating earnings, operating earnings per share and operating returns, representing net income and earnings per share but excluding the effects of the after-tax special charges noted above and further described below in this release, are non-GAAP financial measures, in that they describe financial results other than in accordance with generally accepted accounting principles ("GAAP"). DNB's management believes that these non-GAAP financial measures provide a meaningful comparison for effectively evaluating DNB's operating results. Since the non-recurring items excluded in making the non-GAAP financial calculations are difficult to predict, are not reasonably likely to recur, and distort the actual results of day-to-day operations, DNB's management believes that the information provided by these non-GAAP financial measures provides useful supplemental information to help investors evaluate the operating results of DNB's core business. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry. For a reconciliation of operating earnings and operating earnings per share to GAAP net income, GAAP earnings per share and related returns, please refer to the table on page 6.

In calculating operating earnings and operating earnings per share, DNB's management makes the following exclusions from GAAP earnings and earnings per share, which DNB's management believes are the most directly comparable respective GAAP measures: non-recurring and non-operating items.

Among the limitations associated with utilizing non-GAAP financial measures is the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and non-GAAP financial measures. These disclosures should not be considered an alternative to GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies


Regarding the other-than-temporary impairment charge, DNB owns four agency preferred stock issues totaling $9.98 million and is recognizing pre-tax adjustments totaling $2.3 million or 24% of the book value. The other-than-temporary impairment charges are being recognized due to the negative impact on the market value of these securities caused by the ongoing accounting, management, and regulatory oversight issues confronting Fannie Mae (FNMA) and Freddie Mac (FHLMC). DNB is required to recognize other-than-temporary impairment under guidance provided by the Financial Accounting Standards Board (FASB115) and the Securities and Exchange Commission (SEC). However, should the securities increase in value as we expect, DNB cannot recognize the gain unless it sells the securities. Much of the book value adjustment for this impairment charge has already been recognized through the ongoing mark-to-market of these securities as a reduction in other comprehensive income.

 "These charges should have no negative impact on the future earnings of DNB" stated William S. Latoff, Chairman and Chief Executive Officer of DNB. "Without these two adjustments, our 2004 operating earnings almost doubled 2003's results. DNB's core earnings performance, particularly over the last four quarters has been steadily growing and we anticipate delivering strong results to our shareholders in the years ahead. We believe that taking the impairment charge at this time eliminates uncertainty about the potential future effects of this issue. In addition, we believe that the market value of these securities will improve after the regulators and the SEC have completed their review of accounting practices of FNMA and FHLMC and restated financial information becomes available."

William J. Hieb, President and Chief Operating Officer commented "the decision to reclassify the unrealized mark-to-market loss on these investment grade securities is a conservative interpretation of current accounting literature and does not reflect the long-term value of these securities that we expect. A good number of regional and community banks have already announced other-than-temporary impairment charges on these very same agency securities. In total, FNMA and FHLMC, both government sponsored agencies, have issued in excess of $13 billion of preferred securities which are widely held by investors across the country."

"As we embark on the second leg of our five-year strategic plan, I am particularly pleased with the success of our Commercial Lending Staff which has made significant strides in 2004. In addition, our Management Team is focused on executing our Strategic Plan which calls for us to successfully expand our key business lines and enhance the value of our franchise" said William S. Latoff.

Continued Progress in Balance Sheet Repositioning
DNB grew its loan portfolio, reduced its FHLB borrowings and increased deposits in a continuing effort to strengthen its balance sheet during 2004. Loans increased $29.0 million or 14% during the year ended December 31, 2004, with solid growth in both the commercial and consumer sectors. Commercial loans and leases increased $18.6 million, while consumer loans increased $7.8 million during 2004. In addition, DNB increased its deposit base by $30.8 million during 2004. FHLB borrowings declined $21.3 million or 26% to $61.7 million during 2004. These changes to DNB's balance sheet contributed to a $1.9 million or 17% increase in net interest income for 2004, over 2003.

Improved Asset Quality
DNB's asset quality improved dramatically during 2004 as total non-performing loans dropped $2.6 million or 86% to $425,000. As a result, DNB's non-performing loans to total loans ratio improved to .18%, compared to 1.5% at December 31, 2003. The allowance for loan losses was $4.4 million at December 31, 2004 compared to $4.6 million at December 31, 2003. The allowance to total loans ratio remains strong at 1.9%.

Changes in Key Management Positions
During the fourth quarter of 2004, the Corporation and Bank's President and Chief Executive Officer, Henry F. Thorne announced his retirement and stepped down from those positions and his directorship of the Bank. The Corporation announced that the Boards of Directors of the Corporation and the Bank had elected William S. Latoff, the current Chairman of the Corporation and Bank, as the Chief Executive Officer of the Corporation and the Bank. It also announced that the Boards of Directors had elected William J. Hieb as President of the Corporation and the Bank. Mr. Hieb currently serves as Chief Operating Officer of each corporation and will continue to do so hereafter.

Mr. Latoff, the new Chief Executive Officer of the Corporation and the Bank, has served on the Board of Directors of the Corporation and the Bank since 1998 and has been their Chairman since 2003. Prior to service with DNB, Mr. Latoff has spent his entire career in finance and financial services fields, including as a certified public accountant and as a director and member of the executive committee of other financial institutions.

Mr. Hieb, the new President of the Corporation and the Bank, has served as Executive Vice President and Chief Operating Officer of the Corporation and the Bank since April 2003. Prior to joining DNB, he was a Senior Executive with First Union and other financial institutions.

In late November, Thomas M. Miller, First Executive Vice President joined DNB to head up its Commercial Lending Team. Mr. Miller brings with him 25 years of related banking and financial experience. Most recently, he served as Managing Director and Executive Vice President of Millennium Bank in Malvern from its inception. Previously, Mr. Miller spent eighteen years with Meridian Bank and CoreStates Bank, NA following its acquisition of Meridian.

DNB First, NA, a $441 million asset community bank headquartered in Chester County, Pennsylvania, is the oldest independent bank in the county with nine full-service offices. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services and trust services under the name of DNB Advisors. For more information, go to www.dnbfirst.com. Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnbfirst.com.

This press release contains statements that are not of historical facts and may pertain to future operating results or events or management's expectations regarding those results or events. These are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or words of similar meaning, or future or conditional verbs, such as "will", "would", "should", "could", or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably capable of predicting at this time. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise. With regard to DNB's balance sheet repositioning, the degree to which these steps can be accomplished will depend on a number of factors, including changes in the interest rate environment for loans, investments and deposits, loan prepayments, market opportunities for new loan and participation originations, and the availability of loan and lease receivables for purchase at attractive prices and yields, as well as management's assessment of the timing of each of these opportunities and steps in light of future, unknown developments affecting DNB's business generally. With regard to the statements in this press release regarding management's belief about future values of FNMA and FHLMC stock, there is no assurance regarding the future values and the performance of those organizations and their stock, which is outside the control of management, and management does not have special expertise in valuing such stocks. The future values of those stocks is also dependent upon general market forces over which DNB has no control.




                                                 DNB Financial Corporation
                                              Summary of Financial Statistics
                                       (Dollars in thousands, except per share data)


                                                          3-Months Ended December 31           12-Months Ended December 31
                                                        -------------------------------     ----------------------------------
                                                             2004            2003                2004              2003
                                                        ---------------  --------------     ---------------  -----------------


  EARNINGS:
  Total interest income                                       $5,257          $4,834             $20,233            $18,894
  Total interest expense                                       1,789           1,696               6,833              7,421
  Net interest income                                          3,468           3,138              13,400             11,473
  Provision for loan losses                                        0               0                   0                  0

  Other-than-temporary impairment charge                      (2,349)              0              (2,349)                 0
  Other non-interest income                                      624             674               2,940              2,540
  Total non-interest income (loss)                            (1,725)            674                 591              2,540

  Non-interest expense                                         3,542           3,164              13,189             12,622
  Income (loss) before income taxes                           (1,799)            648                 802              1,391
  Income tax expense (benefit)                                     5              65                 504                (10)
  Net income (loss)                                           (1,804)            583                 298              1,401
  Net income (loss) per share, diluted*                       ($0.91)          $0.29               $0.15              $0.69


  PERFORMANCE RATIOS:
  Interest rate spread                                          3.48%           3.37%               3.48%              3.14%
  Net interest margin                                           3.50%           3.39%               3.50%              3.17%
  Return on average equity                                     (7.87%)          9.25%               1.16%              5.47%
  Return on average assets                                     (1.65%)          0.57%               0.07%              0.35%



                                                                December 31
                                                      -------------------------------
                                                           2004            2003
                                                      ---------------  --------------


  FINANCIAL POSITION:
  Total assets                                              $441,059        $409,013
  Loans                                                      232,577         203,553
  Deposits                                                   323,144         292,436
  Borrowings                                                  90,643          88,720
  Stockholders' equity                                        24,738          25,372


  EQUITY RATIOS:
  Tier 1 leverage ratio                                         6.75%           7.23%
  Risk-based capital ratio                                     11.97%          12.66%
  Book value per share*                                       $12.58          $12.71




* All per share amounts have been restated to reflect the 5% stock dividend paid in December 2004.


                                        DNB Financial Corporation
                         Reconciliation of GAAP Net Income to Operating Earnings
                              (Dollars in thousands, except per share data)

                                                             3-Months Ended             12-Months Ended
                                                           December 31, 2004           December 31, 2004
                                                        -------------------------    -----------------------


GAAP Net income                                                          $(1,804)                      $298
Adjustment *                                                               2,534                      2,534
                                                        -------------------------    -----------------------
Operating Earnings                                                          $730                     $2,832
                                                        -------------------------    -----------------------


Earnings per share:

GAAP Basic EPS                                                            ($0.92)                     $0.15
Adjustment *                                                                1.29                       1.28
                                                        -------------------------    -----------------------
Operating Basic EPS                                                        $0.37                      $1.43
                                                        -------------------------    -----------------------

GAAP Diluted EPS                                                          ($0.91)                     $0.15
Adjustment *                                                                1.28                       1.26
                                                        -------------------------    -----------------------
Operating Diluted EPS                                                      $0.37                      $1.41
                                                        -------------------------    -----------------------

Weighted average common shares outstanding:
Basic                                                                  1,966,228                  1,980,325
Diluted                                                                1,990,648                  2,011,812

Operating Ratios:
GAAP - Return on Average Equity                                           (27.87)%                     1.16%
Adjustment *                                                               39.15                       9.85
                                                        ---------------------------- -------------------------
Operating - Return on Average Equity                                       11.28%                     11.01%
                                                        ---------------------------- -------------------------

GAAP - Return on Average Assets                                            (1.65)%                     0.07%
Adjustment *                                                                2.32                       0.60
                                                        ---------------------------- -------------------------
Operating - Return on Average Assets                                        0.67%                      0.67%
                                                        ---------------------------- -------------------------


Average Equity                                                            25,755                     25,712
Average Assets                                                           435,193                    424,987


* The above adjustments (after tax) relate to the $2,283,968 other-than-temporary impairment write-down of preferred stock as well as the $250,000 charge associated with the retirement of DNB's former President and CEO. A minimal tax benefit was recognized on the other-than-temporary impairment write-down as such write-down is a potential capital loss for tax purposes for which it is more likely than not, DNB will not have an associated benefit.



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